UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 28, 2005

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 1.02. Termination of Material Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4
Exhibit 99.5

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Revolving Credit Facility
     On November 28, 2005, Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc. (collectively, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Wachovia Capital Finance Corporation (Western), as Documentation Agent and Bank of America, N.A., as Administrative Agent. The Loan and Security Agreement provides for a revolving credit facility of up to $100 million with a letter of credit sub-limit of up to $25 million, based on the applicable borrowing base, as determined by Borrower’s eligible accounts receivables. All outstanding loans under the Loan and Security Agreement are due and payable on November 28, 2009, the termination date, unless earlier terminated by the Borrowers, subject to the then applicable termination fee. Interest shall accrue under the Loan and Security Agreement at a floating rate based on the base rate in effect from time to time plus the applicable margin which shall range from 0.0% to 0.50% for base rate revolving loans, or LIBOR plus the applicable margin which shall range from 1.50% to 2.25% for LIBOR revolving loans. Borrowers shall also pay an unused line fee between 0.25% and 0.50% per annum times the unused portion of the facility. Borrowers intend to use the available funds from the revolving loans, if drawn, for general corporate purposes.
     To secure the Borrowers’ obligations under the Loan and Security Agreement, each Borrower granted the Administrative Agent on behalf of each of the Lenders a first priority lien on substantially all of its assets (excluding intercompany loans and the capital stock of Amkor’s foreign subsidiaries and certain domestic subsidiaries), including a mortgage on certain of Amkor’s real property. In addition, on November 28, 2005, each Borrower entered into a Guaranty Agreement (the “Guaranty Agreement”), whereby such borrower guaranteed the other Borrowers’ obligations under the Loan and Security Agreement.
     The Loan and Security Agreement contains affirmative and negative covenants, including affirmative covenants regarding financial and compliance reporting requirements, paying taxes, maintaining insurance and licenses and granting additional collateral and guarantees, and negative covenants regarding making payments, incurring indebtedness, issuing preferred stock, selling assets, transacting with affiliates, granting liens, amending subordinated indebtedness, issuing or selling capital stock in wholly owned subsidiaries, participating in sale and leaseback transactions and merging or consolidating with other entities. The events of default under the Loan and Security Agreement include payment defaults, breaches of covenants, cross defaults on certain other indebtedness, judgment defaults, bankruptcy events, the failure of certain documents entered into in connection with the revolving facility to be valid and binding or the conviction of any senior officer.
     On November 28, 2005, the Borrowers also entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with Bank of America, N.A., as Administrative Agent for the Senior Parties under the Loan and Security Agreement, Citicorp North America, Inc. (“CNAI”), as Administrative Agent and as Collateral Agent for the Junior Parties under the Second Lien Credit Agreement, dated as of October 27, 2004, among Amkor Technology, Inc., the Lenders party thereto and CNAI (the “Second Lien Credit Agreement”). The Intercreditor Agreement replaced the previous Intercreditor Agreement described under Item 1.02 below, and provides for the subordination of the liens granted under Amkor’s Second Lien Credit Agreement on the same terms.
Taiwan Term Loan
     On November 30, 2005, Amkor Technology Taiwan (“Amkor Taiwan”) entered into a Syndicated Loan Agreement (the “Term Loan”) with Chinatrust Commercial Bank Co., Ltd., as Agent and Chinatrust Commercial Bank Co., Ltd. and Ta Chong Commercial Bank Co., Ltd., as Coordinating Arrangers. The Term Loan provides for a term credit facility of up to approximately NT$1.8 billion (approximately US$54 million). The term loan, which provides for 10 equal semi-annual payment installments on any principal outstanding, will mature on November 30, 2010 and may be prepaid at any time without penalty. Interest shall accrue under the Term Loan at a floating rate based on the Taiwan 90-day commercial paper rate plus a margin of 1.20% (currently 2.80% inclusive of the margin). In September 2005 Amkor Taiwan received

NT$1 billion (approximately US$30 million) in interim financing pending completion of the Term Loan. Amkor Taiwan intends to use the net proceeds of the term loan to repay the interim financing and for general corporate purposes, including capital expenditures.
     To secure Amkor Taiwan’s obligations under the Term Loan, Amkor Taiwan granted the Agent a first priority lien on certain of its real property and equipment. In addition, on November 30, 2005, Amkor entered into a Letter of Guarantee (the “Letter of Guarantee”), whereby Amkor guaranteed Amkor Taiwan’s obligations under the Term Loan.
     The Term Loan contains affirmative and negative covenants, including financial covenants regarding minimum liquidity ratio, maximum debt ratio and minimum tangible net worth, affirmative covenants regarding maintaining its business, complying with laws, keeping records, paying taxes, maintaining collateral and insurance policies, notifying Agent of certain events and financial and compliance reporting requirements, and negative covenants regarding transferring collateral, merging with another entity or guaranteeing third-party indebtedness. The Letter of Guarantee also contains certain covenants with respect to Amkor, including delivery of financial statements, maintaining corporate existence, complying with laws, paying taxes, changing its business or merging with another entity. The Term Loan includes events of default with respect to Amkor and Amkor Taiwan, including payment defaults, breaches of covenants, cross defaults on certain other indebtedness, suspension or cessation of business operations, judgment defaults, bankruptcy events, serious damage to collateral, the failure of the Letter of Guarantee to be valid or a material adverse effect on the finances or operations of Amkor and Amkor Taiwan, taken as a whole, or their ability, taken as a whole, to perform their obligations under the Term Loan and Letter of Guarantee.
Repurchase of Convertible Subordinated Notes
     On November 30, 2005, Amkor also announced that it has purchased in the open market $100 million of its outstanding $233 million aggregate principal amount of 5.75% Convertible Subordinated Notes due June 1, 2006 (the “Notes”). The Notes were purchased with the proceeds of its recently completed private placement of $100 million of 6.25% Convertible Subordinated Notes due December 1, 2013, to James J. Kim and certain affiliated entities of James J. Kim.
Item 1.02. Termination of Material Agreement
     In connection with the execution of the Loan and Security Agreement, on November 28, 2005, Amkor terminated its Credit Agreement, dated as of June 29, 2004, among Amkor, the Lenders and Issuers party thereto, Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner, CNAI, as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, Merrill Lynch Capital Corporation, as Documentation Agent and J.P. Morgan Securities Inc. and Merrill Lynch Capital Corporation as Arrangers (as subsequently amended, the “2004 Credit Agreement”), which agreement provided for a $30 million revolving credit facility with a $10 million letter of credit sublimit, available through June 29, 2007. Interest accrued on the revolving facility at the Libor rate plus a margin of 3.5%. There were no amounts outstanding under the 2004 Credit Agreement. Amkor did not incur any prepayment penalties in connection with the termination of the 2004 Credit Agreement.
     In connection with the termination of the 2004 Credit Agreement, Amkor and its subsidiary parties thereto also terminated the following agreements:

     1. The Pledge and Security Agreement, dated as of June 29, 2004, among Amkor, the subsidiaries party thereto and CNAI, as Administrative Agent, which provided for a first lien on (i) substantially all of the assets of Amkor and its domestic subsidiaries, (ii) a pledge of the capital stock of Amkor’s domestic subsidiaries, (iii) a pledge of 66% of the capital stock of certain of Amkor’s and its subsidiaries’ first-tier foreign subsidiaries, (iv) a pledge of certain intercompany debt, and (v) a mortgage on Amkor’s real property;
     2. The Guaranty, dated as of June 29, 2004, by the subsidiaries party thereto in favor of CNAI as Administrative Agent; and
     3. The Intercreditor Agreement, dated as of October 27, 2004, with CNAI, as Administrative Agent under the 2004 Credit Agreement, CNAI, as Collateral Agent under the 2004 Credit Agreement, CNAI, as Administrative Agent and as Collateral Agent under the Second Lien Credit Agreement and each subsidiary party thereto.
     The Loan and Security Agreement, Guaranty Agreement, Intercreditor Agreement, Term Loan and Letter of Guarantee, each containing a complete listing of definitions and provisions, are included herein as exhibits.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     99.1 Loan and Security Agreement, dated as of November 28, 2005, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., as Borrowers, Wachovia Capital Finance Corporation (Western) as Documentation Agent and Bank of America, N.A., as Administrative Agent.
     99.2 Guaranty Agreement, dated as of November 28, 2005, delivered by Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc. to Bank of America, N.A., as Administrative Agent.
     99.3 Intercreditor Agreement, dated as of November 28, 2005, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., Bank of America, N.A., as Administrative Agent for the Senior Parties, and Citicorp North America, Inc., as Administrative Agent for the Junior Parties and as Collateral Agent for the Junior Parties.
     99.4 Syndicated Loan Agreement, dated as of November 30, 2005, among Amkor Technology Taiwan, Ltd., as Borrower, the banks and banking institutions party thereto, Chinatrust Commercial Bank Co., Ltd. and Ta Chong Commercial Bank Co., Ltd., as Coordinating Arrangers, and Chinatrust Commercial Bank Co., Ltd., as Facility Agent and Security Agent.
     99.5 Letter of Guaranty, dated as of November 30, 2005, delivered by Amkor Technology, Inc. to Chinatrust Commercial Bank, Ltd., as Facility Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

	By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer

Date: December 2, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Loan and Security Agreement, dated as of November 28, 2005, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., as Borrowers, Wachovia Capital Finance Corporation (Western) as Documentation Agent and Bank of America, N.A., as Administrative Agent.

99.2	Guaranty Agreement, dated as of November 28, 2005 delivered by Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc. to Bank of America, N.A., as Administrative Agent.

99.3	Intercreditor Agreement, dated as of November 28, 2005, among Amkor Technology, Inc., Unitive, Inc. and Unitive Electronics, Inc., Bank of America, N.A., as Administrative Agent for the Senior Parties, and Citicorp North America, Inc., as Administrative Agent for the Junior Parties and as Collateral Agent for the Junior Parties.

99.4	Syndicated Loan Agreement, dated as of November 30, 2005, among Amkor Technology Taiwan, Ltd., as Borrower, the banks and banking institutions party thereto, Chinatrust Commercial Bank Co., Ltd. and Ta Chong Commercial Bank Co., Ltd., as Coordinating Arrangers, and Chinatrust Commercial Bank Co., Ltd., as Facility Agent and Security Agent.

99.5	Letter of Guaranty, dated as of November 30, 2005, delivered by Amkor Technology, Inc. to Chinatrust Commercial Bank, Ltd., as Facility Agent.